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                                                                     EXHIBIT 4.1

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                              BRE PROPERTIES, INC.

                                 _______________



                              OFFICERS' CERTIFICATE


                       (Under Section 301 of the Indenture
                  dated as of June 23, 1997, as amended by the
            First Supplemental Indenture dated as of April 23, 1998)

               Establishing a Series of Debt Securities Designated

                                Medium-Term Notes


                                 _______________



                                December 7, 2001


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                              BRE PROPERTIES, INC.

                              OFFICERS' CERTIFICATE
                       (Under Section 301 of the Indenture
                  dated as of June 23, 1997, as amended by the
            First Supplemental Indenture dated as of April 23, 1998)


Dated: December 7, 2001


          We, Frank C. McDowell, President and Chief Executive Officer, and Edward F. Lange, Jr., Vice President, Chief Financial Officer and Secretary of BRE Properties, Inc. (the "Company"), in accordance with Section 301 of the Indenture dated as of June 23, 1997, as amended by the First Supplemental Indenture dated as of April 23, 1998 (as further amended or supplemented from time to time the "Indenture") between the Company and J.P. Morgan Trust Company, National Association (successor to Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Trustee"), do hereby establish a series of Debt Securities having the terms and characteristics set forth in this Officers' Certificate. Capitalized terms used herein and not defined herein having the meanings specified in the Indenture.

          Set forth below are the terms and characteristics of the series of Debt Securities established hereby referred to in clauses (1) through (23) in the second paragraph of Section 301 of the Indenture (the numbered clauses set forth herein correspond to the clauses in Section 301).

          (1) The title of the Debt Securities of this series shall be "Medium-Term Notes" (the Debt Securities of the series, for purposes of this Officers' Certificate, being sometimes hereinafter called the "Notes");

          (2) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture from time to time (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 806 or 1107 of the Indenture) shall be up to $300,000,000 or the equivalent thereof in one or more foreign or composite currencies, provided, however, the series may be reopened, without the consent of the Holders, for the issuance of additional Notes as may be authorized by the Company from time to time, and the amount of Notes may be increased from time to time by a Board Resolution or a Supplemental Indenture to the Indenture or an Officers' Certificate in either case pursuant to authority granted under a Board Resolution, and in accordance with Section 301 of the Indenture, and such amount is subject to decrease by the amount of any other securities issued after the date hereof pursuant to the Registration Statement No. 333-47469 and the Registration Statement No. 333-68914, filed by the Company with the Securities and Exchange Commission;

          (3) the date or dates on which the principal of the Notes shall be payable shall be determined at the time of sale of the Notes by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedures (the "Administrative Procedures") attached as


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Exhibit C to the Distribution Agreement dated December 7, 2001 among the
Company, Credit Suisse First Boston Corporation, Banc of America Securities LLC, Banc One Capital Markets, Inc., CommerzBanc Capital Markets Corp., First Union Securities, Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and UBS Warburg LLC; provided, however, that in no event shall any Note have a term less than nine months or more than 40 years;

          (4) the Notes may bear interest at a fixed rate (any such Note being hereinafter called a "Fixed Rate Note") or at a floating rate (any such Note being hereinafter called a "Floating Rate Note"), or they may bear no interest. There shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedures, at the time of sale of the Notes thereof,

          (i) in the case of Fixed Rate Notes, the interest rate or rates (including the interest rate, if any, on overdue principal, premium or interest, if any) per annum applicable to such Fixed Rate Notes, and

          (ii) in the case of Floating Rate Notes, the Initial Interest Rate, the Base Rate (which shall be the CD Rate, the CMT Rate, Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other Base Rate determined at the time of sale of the Notes), the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Period, the Interest Payment Dates, the Regular Record Dates, the Interest Reset Period, the Interest Reset Dates, the Interest Determination Dates, the Calculation Date, the Index Maturity, the Spread, and/or Spread Multiplier, if any (each of such terms being referred to in the form of Floating Rate Note attached hereto), any other terms relating to the determination of the interest rates on Floating Rate Notes and the interest rate, if any, on overdue principal, premium or interest, if any, applicable to such Floating Rate Notes;

interest shall accrue on any Note from the Original Issue Date specified in such Note or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates on the Notes shall be determined at the time of sale of the Notes by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures, and the Regular Record Date with respect to each such Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business
Day); and interest on Floating Rate Notes which employ the CMT Rate or the Treasury Rate as the Base Rate shall be computed on the basis of the actual number of days in the year;

          (5) the corporate trust office of J.P. Morgan Trust Company, National Association in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Notes at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the forms of Note attached hereto, (ii) registration of transfer of the Notes may be effected, and (iii) exchanges of Notes may be effected; and the corporate trust office of J.P. Morgan Trust Company, National Association in San Francisco, California shall be the place at which notices and demands to or upon the Company in respect of the Notes and the Indenture may be served;

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          (6)  if specified in the applicable pricing supplement, the Notes shall be redeemable in whole or in part, at the option of the Company as and to the extent determined at the time of sale of the Notes thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

          (7) the obligation, if any, of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which and other terms and conditions upon which, such Notes thereof shall be redeemed or purchased, in whole or in part, pursuant to such obligation shall be determined at the time of sale of the Notes thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

          (8) the Notes shall be issued in denominations of $1,000 and any integral multiple thereof, except as otherwise specified in the applicable pricing supplement;

          (9) J.P. Morgan Trust Company, National Association shall be the Security Registrar and a Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officers' Certificates supplemental to this Officers' Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officers' Certificates supplemental to this Officers' Certificate, its principal corporate office in San Francisco, California as any such place or itself as the Security Registrar;

          (10) if specified in the applicable pricing supplement, a portion of the principal amount of the Notes, other than 100% of the principal amount thereof, shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture; the method of determining such portion of the Notes shall be determined at the time of sale of the Notes thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

          (11) the Foreign Currency or Foreign Currencies in which payment of the principal of (and premium if any) or interest or Additional Amounts, if any, on the Notes shall be payable or in which the Notes shall be denominated shall be determined by the proper officers of the Company and communicated by the Trustee by Company Order or determined by the proper officers of the company pursuant to the Administrative Procedures, and reflected in the applicable pricing supplement;

          (12) Notes may be offered from time to time with the amount of principal, premium, if any, and/or interest, if any payable in respect thereof to be determined with reference to an index, formula, or other method; the method and manner for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of such Notes shall be determined at the time of sale of the Notes thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the

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Company pursuant to the Administrative Procedures, and specified in the applicable pricing supplement;

          (13) if specified in the applicable pricing supplement that the principal, premium, if any, and/or interest, if any in respect of the Notes are to payable in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the Notes are denominated or stated to be payable, the terms and conditions of such, the manner of determining the exchange rate between the relevant currency or currencies, currency unit or units or composite currency or currencies and the identity of the exchange rate agent shall be determined at the time of sale of the Notes thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures, and specified in the applicable pricing supplement;

          (14) provisions, if any, granting special rights to the Holders of Notes upon the occurrence of such events as may be specified in the applicable pricing supplement shall be determined at the time of sale of the Notes thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures;

          (15) inapplicable;

          (16) the Notes shall be issuable only in registered form without coupons either in (a) book-entry form represented by one or more global securities, registered in the name of Cede & Co., or in the name of another nominee for The Depository Trust Company (the "Depository") or (b) in certificated form, issued to and registered in the names of the beneficial owners or their nominees. Notes in global form shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

          (a) such Notes may be transferred in whole, and appropriate registration of transfer effected, if such transfer is to a nominee of the Depository, or by a nominee of the Depository to the Depository , or to a successor of the Depository or to a nominee of such successor of the Depository, and

          (b) such Notes may be exchanged for definitive Notes registered in the respective names of the beneficial holders thereof, if:

               (i) the Depository, or any successor securities depository, shall have notified the Company that it is unwilling or unable to continue to act as Depository with respect to such Notes or if any time, the Depository ceases to be clearing agency registered under the Securities and Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case the Company does not appoint a successor Depository with respect to such Notes within ninety (90) days after receiving notice or becoming aware that the Depository has ceased to be so registered as a clearing agency;

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                (ii)  the Company in its sole discretion determines that such
          Notes shall be exchangeable for definitive Notes in registered form and notifies the Trustee thereof; or

                (iii) an Event of Default with respect to Notes has occurred and is continuing, and beneficial owners representing a majority in aggregate principal amount of the outstanding Notes represented by the global security, advise the Depository to case acting as depository.

it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 305 of the Indenture;

          (17) the date of any Notes in bearer form and any temporary global Notes representing Outstanding Notes shall be determined at the time of sale of the Notes thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures, and specified in the applicable pricing supplement;

          (18) interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the forms of Note attached hereto and hereby authorized and approved;

          (19) Sections 1402 and 1403 of the Indenture shall apply to the Notes;

          (20)  inapplicable;

          (21)  inapplicable;

          (22) the circumstances under which the Company will pay Additional Amounts, if any, as contemplated by Section 1015 of the Indenture on the Notes to any Holder who is not a United States Person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge, and if the Company will have the option to redeem such Notes rather than pay such Additional Amounts (and the terms of any such option), shall be determined at the time of sale of the Notes thereof by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedures; and

          (23)  inapplicable.

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                          *           *           *

          Set forth below are additional terms of the Medium-Term Notes, as contemplated by clause (24) in the second paragraph of Section 301 of the
Indenture:

          (1) The Notes shall be in substantially the form of the form of Fixed Rate Note or the form of Floating Rate Note attached hereto as Exhibits A and B, respectively, and shall have such further terms as are set forth in such Exhibits;

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          IN WITNESS WHEREOF, we have executed this Officers' Certificate as of the date first written above.



                                  /s/ Frank C. McDowell
                                  ----------------------------------------------
                                  Name:  Frank C. McDowell
                                  Title: President and Chief Executive Officer


                                  /s/ Edward F. Lange, Jr.
                                  ----------------------------------------------
                                  Name:  Edward F. Lange, Jr.
                                  Title: Executive Vice President, Chief
                                           Financial Officer and Secretary

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